UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

McGraw Hill Financial, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas,

New York, NY 10020

(Address of principal executive offices)

212-512-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 22, 2014, McGraw Hill Financial, Inc. received a “Wells Notice” from the Staff of the U.S. Securities and Exchange Commission (the “Commission”) stating that the Staff has made a preliminary determination to recommend that the Commission institute an enforcement action against Standard & Poor’s Ratings Services (“S&P”), alleging violations of federal securities laws with respect to S&P’s ratings of six commercial mortgage backed securities transactions issued in 2011, and public disclosure made by S&P regarding those ratings thereafter. In connection with the contemplated action, the Staff may recommend that the Commission seek remedies that include a cease-and-desist order, disgorgement, pre-judgment interest, civil money penalties, and remedial sanctions such as revocation or suspension of S&P’s NRSRO registration.

The Wells Notice is neither a formal allegation nor a finding of wrongdoing. It allows S&P the opportunity to provide its perspective and to address the issues raised by the Staff before any decision is made by the Commission on whether to authorize the commencement of an enforcement proceeding. S&P has been cooperating with the Commission in this matter and intends to continue to do so.

A copy of the press release issued by McGraw Hill Financial, Inc. is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release issued by McGraw Hill Financial, Inc. dated July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2014

MCGRAW HILL FINANCIAL, INC.

By:	/s/ Kenneth M. Vittor
	Name:	Kenneth M. Vittor
	Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number

99.1	McGraw Hill Financial, Inc. Press Release, dated July 23, 2014.